EXHIBIT 4.1




CERTIFICATE No __      For _____ Shares    Received Certificate No.2

Issued to ______________                  For _____________ Shares

____________________________________      on ___________,  __________

Date:     __________________________      By: _______________________


From whom transferred
-------------------------
Date:
     -------------------
  No. Original
   Certificate


  No. of Original
     Shares


  No. of Shares
   Transferred



Number                          CERTIFICATE
  2





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                           THE JACKSON RIVERS COMPANY
                              FLORIDA CORPORATION

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                 100,000,000 Shares of Common Stock Authorized

                           Par Value $.001 per share



This Certifies that ___________________________________

Is hereby issued ___________________________________________ fully paid

And non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.


In Witness Whereof, this Corporation has caused this Certificate to be signed by its duly authorized officer(s) this ____ day of
                                                   ----------------, ------.



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Secretary                                    President